Angel Oak Financial Strategies Income Term Trust 8-K

Exhibit 99.1

AMENDMENT

to

DECLARATION OF TRUST

of

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST

(a Delaware Statutory Trust)

Dated as of [__________]

This Amendment (the “Amendment”), amends that certain Declaration of Trust, dated June 14, 2018 (the “Declaration of Trust”) of Angel Oak Financial Strategies Income Term Trust (the “Trust”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Declaration of Trust.

WHEREAS, the Board of Trustees believes that it is advisable and in the best interest of the Shareholders and the Trust to amend the Declaration of Trust to lower the threshold for removal by Shareholders of a Trustee for “Cause” as defined in Article IV, Section 3 of the Declaration of Trust.

NOW, THEREFORE, the Declaration of Trust Is Amended as follows:

1.              Amendment to Article IV, Section 3. The Declaration of Trust is hereby amended by deleting the second sentence of Article IV, Section 3 of the Declaration of Trust and by replacing the deleted second sentence by inserting the following:

Any of the Trustees may be removed from office only for “Cause” (as hereinafter defined) and only (i) by action of at least sixty-six and sixty seven one hundredths percent (66.67%) of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee, and (ii) by written instrument, signed by at least sixty-six and sixty seven one hundredths percent (66.67%) of the remaining Trustees, specifying the date when such removal shall become effective.

2.              Entire Agreement. Except as amended herein, the Declaration of Trust shall remain in full force and effect.

3.              Effective Date. This Amendment shall be effective as of the date first written above.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

/s/	Ward Bortz
Name:	Ward Bortz
Title:	President